Exhibit 1

                         (GPU ENERGY NEWS RELEASE LETTERHEAD)

          Date:           November 26, 1996
          Further Info.:  Ray E. Dotter           (717) 720-5310
          For Release:    Immediate
          Release Number: 114-96

          GPU ENERGY APPLAUDS LEGISLATURE ON PASSAGE OF COMPETITION BILL

               GPU Energy praised the Pennsylvania General Assembly for its approval  of legislation  that will allow  consumers to  shop for electricity.

               The  Pennsylvania House of  Representatives passed  the bill

          (H.B. 1509) early  Tuesday morning on a  vote of 171 to 28.   The

          Senate  passed the  bill 40  to 10  Monday night.   Governor  Tom

          Ridge,  who  supported  the  measure,  is  expected  to  sign  it promptly.

               "Lawmakers  have put  Pennsylvania in  the forefront  of the

          national  move  to  competition,"  said  Dennis  P.   Baldassari,

          president  of  GPU  Energy.    "We're  pleased  that  the General

          Assembly approved the electricity competition bill.

               "It's good for consumers, good for  business, good for jobs.

          It's  simply good for Pennsylvania.  The Commonwealth will be one of  the first  states to  give its  consumers and  businesses the competitive advantage of  shopping for the  best available  price for electricity."

               Consumers in  Pennsylvania will  be able  to shop for  their

          supplier  of  electricity  in  phases  beginning in  1999.    All

          customers  will be able to shop for their electricity supplier by

          January 1, 2001.  Electricity rates will  be capped on January 1,

          1997.

               "The  electric   competition  bill   is  one  of   the  more

          significant   collaborations  to   come  from   this  legislative

          session,"  Baldassari said.   "GPU  Energy certainly  agrees with

          lawmakers that competition will be more effective than regulation at lowering prices and stimulating economic development.

               "We  at GPU Energy look forward to meeting the challenges of implementation."